Exhibit 99.1

Sean Collins 817-967-1577 mediarelations@aa.com

FOR RELEASE: Wednesday, July 31, 2013

AMERICAN AIRLINES ANNOUNCES SATISFACTION OF FINANCING

CONDITION TO ITS PREVIOUSLY ANNOUNCED CASH TENDER OFFERS

FORT WORTH, Texas – American Airlines, Inc. (American), the principal operating subsidiary of AMR Corporation, today announced the satisfaction of the “Financing Condition” to its previously announced tender offers to purchase for cash any and all of its 8.625% Class A Pass Through Certificates, Series 2011-2 (2011-2 Certificates), its 10.375% Class A Pass Through Certificates, Series 2009-1 (2009-1 Certificates), and its 13.0% 2009-2 Secured Notes due 2016 (2009-2 Notes, and, together with the 2011-2 Certificates and the 2009-1 Certificates, collectively, “Securities”). The tender offers are made pursuant to and are subject to the terms and conditions described in the Offer to Purchase dated as of June 26, 2013 (Offer to Purchase) and related Letter of Transmittal dated as of June 26, 2013 (Letter of Transmittal).

American today announced that it has issued and sold approximately $1.4 billion aggregate face amount of American Airlines, Inc. Class A Pass Through Certificates, Series 2013-2, thereby satisfying the “Financing Condition” as described in the Offer to Purchase with respect to each tender offer. American previously announced on July 11, 2013 and July 24, 2013, respectively, the waiver of the “Second Circuit Decision Condition” and the “Minimum Tender and Instruction Condition,” in each case described in the Offer to Purchase with respect to each tender offer.

The deadline for withdrawal of tenders of Securities was 5 p.m., EDT, on July 10, 2013. Securities that have been tendered or that may be tendered prior to the applicable expiration date pursuant to the tender offers therefore may not be withdrawn unless required by applicable law. The expiration date for each tender offer is 11:59 p.m., EDT, on August 6, 2013, unless extended or earlier terminated.

Except as described herein, other terms of the tender offers remain unchanged. Holders of Securities should read carefully and in their entirety the Offer to Purchase and Letter of Transmittal before deciding whether to tender. No further action is required to be taken by holders who have already tendered Securities.

American has retained Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC to serve as the Dealer Managers for the tender offers. American also has retained D.F. King & Co., Inc. to serve as the Tender Agent and Information Agent. Copies of the Offer to Purchase and Letter of Transmittal can be obtained by contacting the Information Agent at (800) 290-6429. Questions regarding the tender

AMERICAN AIRLINES ANNOUNCES SATISFACTION OF FINANCING

CONDITION TO ITS PREVIOUSLY ANNOUNCED CASH TENDER OFFERS

July 31, 2013

offers should be directed to Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect) and Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect). You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the tender offers.

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase and the Letter of Transmittal. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offers will be deemed made on behalf of American by Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, or one or more registered brokers or dealers under the laws of such jurisdiction. The tender offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

Statements in this release contain forward-looking statements which constitute American’s expectations or beliefs concerning future events. These forward-looking statements are subject to a number of factors that could cause actual results to differ from our expectations, including but not limited to, those described under “Certain Significant Consequences to Holders” in the Offer to Purchase and other factors described in American’s filings with the Securities and Exchange Commission, including American’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on April 18, 2013, as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q/A, filed on June 7, 2013, American’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed on July 18, 2013, and American’s Annual Report on Form 10-K for the year ended Dec. 31, 2012, filed on Feb. 20, 2013, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended Dec. 31, 2012, filed on April 16, 2013. Except to the extent required by law, American undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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